UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2021

KIEWIT ROYALTY TRUST

(Exact name of registrant as specified in its charter)

Nebraska	000-10810	47-6131402

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Trust Division U.S. Bank National Association 1700 Farnam Street Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

(402)536-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:

None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 28, 2021, Kiewit Royalty Trust (the “Trust”) entered into an agreement with Navajo Transitional Energy Company, LLC (“NTEC”) pursuant to which NTEC has agreed to purchase certain overriding royalty interests owned by the Trust in certain Spring Creek Mines, identified as lease MTM-069782 and MTM-110692. The agreement is subject to various closing conditions, including either court approval or Unit Holder approval of the transaction. At closing, the Trust has agreed to convey to NTEC the leases free and clear of all liens in exchange for a total cash value of $105,000, less advance minimum royalties previously received by the Trust of $20,715.67, for an anticipated cash payment of $84,274.33. Closing is expected in late 2021.

The foregoing description of the agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this current report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

The Trust intends to auction its royalty interests in all of the remaining leases (other than the leases being sold to NTEC) in order to monetize these agreements. The auction is anticipated in September 2021, and it is unknown whether the Trust will have any bidders for these assets. Following the auction, any sale transaction will be subject to court approval or Unit Holder approval. If the auction is successful and NTEC purchases the interests in the Spring Creek Mines, the Trust intends to petition the applicable court to liquidate and wind up the operations of the Trust pursuant to the terms of the Trust Indenture.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Purchase and Sale of Overriding Royalty Interest in Federal Coal Lease MTM-069782 and MTM-110692 by and between the Kiewit Royalty Trust and Navajo Transitional Energy Company, LLC dated June 18, 2021 – filed herewith

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

Forward-Looking Statements

This current report on Form 8-K and exhibit may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Trust’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the period ended March 31, 2021. For those reasons, undue reliance should not be placed on any forward-looking statement. The Trust assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by the registrant by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIEWIT ROYALTY TRUST

	By:	U.S. Bank National Association in its capacity as Trustee and not in its individual capacity or otherwise

Dated: August 3, 2021

		By:	/s/ G. Rosanna Moore
G. Rosanna Moore, Vice President and Trust Advisor

(The Trust does not have a principal financial or chief accounting officer or any other officers.)

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